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                                                                   EXHIBIT D

                                POWER OF ATTORNEY

                           Statements on Schedule 13D


      The undersigned hereby constitutes and appoints Kym Irvin and Daniel A. Decker, and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on the undersigned's behalf any or all Statements on Schedule 13D, and any or all amendments thereto, relating to the capital stock of Omega Healthcare Investors, Inc., and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact or agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the promises, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Dated as of January 22, 2002.

                                      /s/ Donald J. McNamara
                                     ------------------------------
                                          Donald J. McNamara